UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2019

MasterCraft Boat Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive Vonore, Tennessee		37885
(Address of Principal Executive Offices)		(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCFT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2019, the Board of Directors of MasterCraft Boat Holdings, Inc. (the “Corporation”) approved an amendment and restatement of the Corporation’s Bylaws (the “Third Amended and Restated Bylaws”), effective immediately, to provide that directors shall be elected by the affirmative vote of a majority of the votes cast at a meeting of stockholders in uncontested director elections, to eliminate the supermajority voting requirement for stockholders of the Corporation to amend the Corporation’s bylaws and replace it with a majority voting standard and to make certain other technical and conforming changes.

The Third Amended and Restated Bylaws are attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 8.01.	Other Events.

Director Resignation Policy

In connection with the approval of the Corporation’s Third Amended and Restated Bylaws, the Corporation has amended its Corporate Governance Guidelines to provide that an incumbent director who fails to receive a majority of the votes cast must tender an irrevocable offer of resignation to the Board of Directors. The Board of Directors will then consider a number of factors in determining whether to accept or reject the resignation, including the director’s contributions to the Corporation and the reasons he or she did not obtain the requisite stockholder vote.

Board Declassification and Elimination of Supermajority Voting Provisions

At this year’s annual meeting of stockholders, the Corporation intends to seek stockholder approval to amend its Certificate of Incorporation to declassify its Board of Directors and to eliminate the supermajority voting requirement for stockholders of the Corporation to amend the Corporation’s Certificate of Incorporation. If approved, the Corporation would also make corresponding changes to its Bylaws to declassify its Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished as part of this report:

Exhibit Number	Description

3.1	Third Amended and Restated Bylaws of MasterCraft Boat Holdings, Inc. dated July 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCRAFT BOAT HOLDINGS, INC.

Dated: July 22, 2019	/s/ Timothy M. Oxley
Timothy M. Oxley

Chief Financial Officer, Treasurer and Secretary